As filed with the Securities and Exchange Commission on April 29, 2011

Registration Statement No. 333-169132

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-1
ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APRICUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0449967
(State of incorporation)	(I.R.S. Employer Identification Number)

6330 Nancy Ridge Drive, Suite 103
San Diego, California 92121
(858) 222-8041
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Randy J. Berholtz

Executive Vice President, General Counsel and Secretary
6330 Nancy Ridge Drive, Suite 103
San Diego, California 92121
(858) 222-8041
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Ryan Murr
Ropes & Gray LLP
Three Embarcadero Center
San Francisco, CA 94111
(415) 315-6300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by the registrant.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

On August 31, 2010, Apricus Biosciences, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-1 (Registration No. 333-169132) (the “Registration Statement” or the “Form S-1”). The Registration Statement was declared effective by the Commission on September 28, 2010 to register 1,650,000 units (the “Units”), each unit consisting of three shares of our Common Stock, par value $0.001 per share (the “Common Stock”) and one warrant, each warrant entitling the holder to purchase one share of Common Stock (each, a “Warrant”).  This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (the “Post Effective Amendment”) is being filed by the registrant to convert the Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered on the Form S-1. As of the date of filing of this Post Effective Amendment, no further offering will be made of the Units. Accordingly, this Post Effective Amendment registers only the exercise of the Warrants underlying the Units.

All filing fees payable in connection with the registration of the shares of the common stock registered by the Registration Statement were paid by the registrant at the time of the initial filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The security holders identified in this prospectus may not sell these securities until the post-effective amendment no. 1 to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

dated 29, 2011

Issuance of up to 781,737 Shares of Common Stock  upon Exercise of Warrants

We previously sold 1,728,882 units, each unit consisting of three shares of common stock and one warrant (the “Units”).  Each warrant entitles the holder to purchase one share of our common stock.   The warrants are exercisable for a five-year term following the closing of the offering on October 4, 2010 and have an exercise price of $2.27 per share. This prospectus relates to the issuance of shares of common stock pursuant to the exercise of the remaining 781,737 warrants.

All costs associated with this registration will be borne by us.  Our common stock is listed on the NASDAQ Capital Market under the symbol “APRI.”  On April 28, 2011, the closing price of our common stock as reported on the NASDAQ Capital Market was $5.67.

Investing in our common stock involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dawson James Securities, Inc. was the placement agent for the offering of Units. We do not intend to sell any more Units.

The date of this prospectus is________________, 2011.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3
Forward Looking Statements	3
Use of Proceeds	5
Dilution	5
Description of Securities	5
Plan of Distribution	10
Legal Matters	10
Experts	10
Where You Can Find More Information	11
Incorporation of Documents by Reference	11

You should rely only on the information contained in this document and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and the documents incorporated herein by reference. Because this is only a summary, it does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus and the documents incorporated herein and therein carefully, especially the discussion of “Risk Factors” and our financial statements and the related notes, before making an investment decision.

Our Company

We are a Nevada corporation and have been in existence since 1987.  On September 10, 2010, the Company held a special meeting of its stockholders at which the stockholders approved, by an affirmative majority vote, to change the name of the Company from NexMed, Inc. to Apricus Biosciences, Inc.  We have operated in the pharmaceutical industry since 1995, focusing primarily on research and development in the area of drug delivery.  Our proprietary drug delivery technology is called NexACT(R). For a complete description of our company, see “Part I – Item 1. Business” of our Annual Report on Form 10-K, incorporated by reference herein. Our principal executive offices are at 6330 Nancy Ridge Drive, Suite 103, San Diego, California 92121 and our telephone number is (858) 222-8041.

THE OFFERING

Securities offered	781,737 shares of common stock issuable upon exercise of the warrants issued in connection with the Units sold on October 4, 2010.

Exercise price	The warrants have an exercise price of $2.27 per share.

Term of warrants	The warrants are exercisable at any time prior to October 4, 2015.

Use of proceeds
We plan to use the net proceeds of this offering to further develop our product candidates and for general working capital purposes.  For a more complete description of our intended use of proceeds from this offering, see “Use of Proceeds.”

Risk factors
You should read the “Risk Factors” section of, and all of the other information set forth in, this prospectus and the documents incorporated herein by reference for a discussion of factors to consider carefully before deciding to invest in our securities.

NASDAQ Capital Market symbol	“APRI” (previously “NEXM”)

Unless otherwise indicated, the information in this prospectus reflects a 15-for-1 reverse split of our common stock, which was effected on June 21, 2010.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described below and in “Part I — Item 1A. Risk Factors” of our Form 10-K for the year ended December 31, 2010 and in subsequent filings that we make with the U.S. Securities and Exchange Commission. Any of the risks and uncertainties set forth herein and therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

RISKS RELATED TO OWNING OUR COMMON STOCK

The anti-takeover provisions of our stockholder rights agreement may entrench management, may delay or prevent beneficial takeover bids by third parties and may prevent or frustrate any stockholder attempt to replace or remove the current management even if the stockholders consider it beneficial to do so.

We have a stockholder rights agreement designed to protect our stockholders from coercive or unfair takeover tactics. Pursuant to the agreement, we declared a dividend of one preferred stock purchase right (a “Right”) for each share of common stock outstanding on April 1, 2011 (the “Record Date”). In addition, one Right will automatically attach to each share of common stock issued after the Record Date.  Each Right entitles the holder to purchase from us 1/10,000th of a share of Series D Junior Participating Cumulative Preferred Stock, par value $0.001 per share, for $20.00. In the event any acquiring entity or group accumulates or initiates a tender offer to purchase 15% or more of our common stock, then each holder of a preferred stock purchase right, other than the acquiring entity and its affiliates, will have the right to receive, upon exercise of the Right, shares of our common stock or shares in the acquiring entity having a value equal to two times the exercise price of the Right. See “Description of Capital Stock – Stockholder Rights Agreement” for a further description of the plan.

The intent of the stockholder rights agreement is to protect our stockholders’ interests by encouraging anyone seeking control of our company to negotiate with our board of directors. However, our stockholder rights plan could make it more difficult for a third party to acquire us without the consent of our board of directors, even if doing so may be beneficial to our stockholders. This plan may discourage, delay or prevent a tender offer or takeover attempt, including offers or attempts that could result in a premium over the market price of our common stock. This plan could reduce the price that investors might be willing to pay for shares of our common stock in the future. Furthermore, the anti-takeover provisions of our stockholder rights agreement may entrench management and make it more difficult for stockholders to replace management even if the stockholders consider it beneficial to do so.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “assume,” “intend,” “potential,” “continue” or other similar words or the negative of these terms. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and elsewhere in this prospectus. Accordingly, you should not place undue reliance upon these forward-looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, the timing of events and circumstances and actual results could differ materially from those projected in the forward looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our expectations related to the use of proceeds from this offering;

•	the progress of, timing of and amount of expenses associated with our research, development and commercialization activities;

•	the timing, conduct and success of our clinical studies for our product candidates in development;

•
our ability to obtain U.S. and foreign regulatory approval for our product candidates in development and the ability of our product candidates in development to meet existing or future regulatory standards;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits and effectiveness of our product candidates in development;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our product candidates in development;

•	our ability to manufacture sufficient amounts of our product candidates in development for clinical studies and products for commercialization activities;

•	our intention to seek to establish strategic collaborations or partnerships for the development or sale of our product candidates;

•	our expectations as to future financial performance, revenues, expense levels and liquidity sources;

•	the timing of potential commercialization of our product candidates;

•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates in development;

•	anticipated trends and challenges in our potential markets;

•	our ability to attract and retain key personnel; and

•	other factors discussed elsewhere in this prospectus.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus, particularly in the discussion of “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

USE OF PROCEEDS

We received proceeds from the offer and sale of the Units, net of discounts, commissions and expense, of approximately $8,340,000. Since the closing of the sale of units and through April 26, 2011, we have received net proceeds of $2,148,184 on the exercise of 947,145 unit warrants. In the event of full exercise of all of the warrants, we will receive additional net proceeds of approximately $1,774,542.99.  The actual exercise of any of the warrants, however, is beyond our control and depends on a number of factors, including the market price of our common stock. There can be no assurance that any of the warrants will be exercised.

While we have no specific plan for the proceeds, we expect to use the net proceeds of this offering, if any, to further develop our product candidates and for general working capital purposes. The principal reason for this offering is to provide shares of common stock issuable upon conversion of our outstanding warrants issued in connection with the offer and sale of the Units.

DILUTION

Our net tangible book value as of December 31, 2010 was $8,865,249, or $0.48 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2010.  Net tangible book value dilution per unit to new investors who exercise warrants after December 31, 2010 represents the difference between the amount per unit paid by purchasers upon the exercise of warrants and the net tangible book value per share of common stock immediately after the exercise of warrants.

After giving effect to the exercise of 1,458,098 warrants that remained outstanding at December 31, 2010 at an exercise price of $2.268 our pro forma net tangible book value as of December 31, 2010 would have been $12.1 million, or $0.61 per share. This represents an immediate increase in net tangible book value of $0.13 per share to existing stockholders and an immediate dilution in net tangible book value of $1.66 per share to warrants exercised from this offering, as illustrated in the following table:

Assumed warrant exercise price per share		$2.27
Net tangible book value per share as of December 31, 2010	$0.48
Increase per share attributable to investors participating in this offering	$0.13
Pro forma net tangible book value per share after this offering		$0.61
Dilution per share to investors participating in this offering		$1.66

The number of shares of our common stock to be outstanding after the exercise of warrants issued from this offering that remained outstanding at December 31, 2010 is based on 18,521,951 shares of our common stock outstanding as of December 31, 2010 and excludes:

•	107,604 shares of common stock issuable upon exercise of stock options outstanding and having a weighted-average exercise price of $10.37 per share;

•	286,594 shares of common stock issuable upon the vesting of restricted stock awards;

•	514,980 shares of common stock reserved for future issuance under our equity compensation plans; and

•
2,315,658 shares of common stock issuable upon the exercise of warrants and convertible notes outstanding (see “Risk Factors – We may issue additional shares of our capital stock that could dilute the value of your shares of common stock”).

Unless otherwise indicated, the information in this prospectus reflects a 15-for-1 reverse split of our common stock, which was effective on June 21, 2010.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada Revised Statutes Chapter 78.

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, 8,948,600 of which shares of preferred stock are undesignated.

As of March 8, 2011, 19,453,018 shares of our common stock were outstanding. In addition, as of December 31, 2010, we had outstanding options to purchase 107,604 shares of our common stock under our stock options plans at a weighted-average exercise price of $10.37 per share, all of which were exercisable, and outstanding warrants and convertible securities representing the right to acquire a total of 2,315,658 shares of our common stock.

Common Stock

Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of common stock do not have any cumulative voting rights.  Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Preferred Stock

Under our amended and restated articles of incorporation, our Board has the authority, without further action by stockholders, to designate up to 10,000,000 authorized shares of preferred stock in one or more series and to fix the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.  Of the 10,000,000 shares of preferred stock authorized in our amended and restated articles of incorporation, our Board has designated:

•	1,000,000 shares of our preferred stock as Series A Junior Participating Preferred Stock, none of which have been issued;

•
800 shares of our preferred stock as Series B 8% Cumulative Convertible Preferred Stock, all previously outstanding shares of which have been previously converted into shares of our common stock and may not be reissued;

•
600 shares of our preferred stock as Series C 6% Cumulative Convertible Preferred Stock, all previously outstanding shares of which have been previously converted into shares of our common stock and may not be reissued; and

•	50,000 shares of our preferred stock as Series D Junior Participating Preferred Stock, none of which have been issued.

8,948,600 shares of our preferred stock remain available for designation by our board of directors.

If we issue preferred stock, we will fix the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of such series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Stockholder Rights Agreement

We have a stockholder rights agreement designed to protect our stockholders from coercive or unfair takeover tactics. Under the plan, we declared a dividend of one Right for each share of common stock outstanding on the Record Date. In addition, one Right will automatically attach to each share of common stock issued after the Record Date.  Each Right entitles the holder to purchase from us 1/10,000th of a share of Series D Junior Participating Cumulative Preferred Stock, par value $0.001 per share (the “Preferred Stock”), for $20.00.

Initially, the Rights are not exercisable and are attached to and trade with all shares of common stock. The Rights will separate from the common stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of common stock, other than as a result of repurchases of stock by the company or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result, upon its consummation, in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of common stock (the earlier of such dates being herein referred to as the “Distribution Date”).

Notwithstanding the foregoing, with respect to certain persons named in the plan, the Distribution Date will not occur unless such person has acquired beneficial ownership of shares of common stock representing more than an additional ½% of the outstanding shares of common stock.

In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise, in lieu of a number of Units of Preferred Stock, that number of shares of common stock of the company (or, in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the Rights, Units of Preferred Stock, other securities, cash or property, or any combination of the foregoing) having a market value of two times the exercise price of the Right (such right being referred to as the “Subscription Right”). In the event that, at any time following the Stock Acquisition Date, (i) the company consolidates with, or merges with and into, any other person, and Apricus is not the continuing or surviving corporation, (ii) any person consolidates with the company, or merges with and into the company and the company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the company’s assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value of two times the exercise price of the Right (such right being referred to as the “Merger Right”). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Agreement) become null and void.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 1, 2021 (the “Expiration Date”), unless previously redeemed or exchanged by Apricus as described above.

Warrants

As of December 31, 2010, warrants for the issuance of 1,675,658 shares of our common stock were outstanding, which are exercisable at a weighted average exercise price of $3.72 per share, all of which are exercisable through various dates expiring between May 2011 and October 2015.

The descriptions of the warrants are only a summary and are qualified in their entirety by the provisions of the forms of the warrant, which are incorporated by reference to the registration statement of which this prospectus forms a part.

Unit Warrants

As of April 26, 2011, 781,737 unit warrants were outstanding. Each warrant entitles the holder to purchase at any time for a period of five years following the closing date of the offering, one share of our common stock at an exercise price $2.27 per unit. After the expiration of the exercise period, unit warrant holders will have no further rights to exercise such unit warrants.

The unit warrants may be exercised only for full shares of common stock.  We will not issue fractional shares of common stock or cash in lieu of fractional shares of common stock.  If a fractional share would be issuable upon exercise of a unit warrant in full, then the number of shares of common stock to be issued upon exercise of a unit warrant shall be rounded up to the next whole share.  Unit warrant holders do not have any voting or other rights as a stockholder of our Company until such unit warrants have been properly exercised and such holders become holders of our common stock.

If the registration statement covering the shares issuable upon exercise of the warrants contained in the units is not effective at the time of exercise of the warrants, the unit warrants may only be exercised on a “cashless” basis and will be issued with appropriate restrictive legends unless such shares are eligible for resale without restriction under the Securities Act.  If we fail to cause the warrant agent to transmit to the holder a certificate representing the shares of common stock issuable upon the exercise of the unit warrants and the holder is required to purchase shares of our common stock in order to satisfy a sale by the holder of the shares underlying the unit warrants which the holder anticipated receiving upon such exercise, then we shall pay the holder the amount by which the shares so purchased exceeds the amount obtained by multiplying (i) the number of shares of common stock that were required to be delivered in connection with the exercise of the unit warrants and (ii) the price at which the sell order giving rise to such purchase obligation was executed.  In addition, at the holder’s option, we shall either reinstate the holder’s exercised portion of the unit warrant or deliver to the holder the number of shares that would have been issued had the delivery obligations been complied with.

The exercise price and the number of shares of common stock issuable upon the exercise of each unit warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions and splits.

The unit warrants provide that no exercise will be effected, and the holder of a unit warrant will not have the right to exercise a warrant, if after giving effect to the exercise the holder, together with any affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares upon exercise of such unit warrant.  The holder may, upon 61 days prior written notice, nullify this 4.99% limit and thereby elect to increase the exercise limit to 9.99% of our total shares outstanding.  The holder may not waive the 9.99% limit.

In addition, the unit warrants will be exercisable for the number of shares of common stock of any successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such transactions listed below (each transaction referred to as a “Fundamental Transaction”) if such transaction should occur while the unit warrants are issued and outstanding:

•	the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person;

•
the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions;

•
any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and such offer has been accepted by the holders of 50% or more of our outstanding common stock;

•
the Company, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for securities other than the Company’s securities, cash or property; or

•
the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of our common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

For purposes of any exercise of a unit warrant after the occurrence of a Fundamental Transaction, we shall apportion the exercise price of such unit warrant among any additional consideration receivable in a reasonable manner reflecting the relative value of any different components of the additional consideration.  If holders of our common stock are given any choice as to the type of consideration they will receive in a Fundamental Transaction, then the warrant holders will, upon exercise of the unit warrants, be given the same choice.

The unit warrants are subject to the terms and conditions of the unit warrants and warrant agent agreement between the Company and Wells Fargo Bank, N.A., who will serve as the warrant agent, forms of which are attached as exhibits to the registration statement of which this prospectus forms a part.  The unit warrants are expected to be issued in “book entry” form, deposited with the Depository Trust Company and registered in the name of Cede & Co., a nominee of Depository Trust Company.  If the warrants cannot be issued in book entry form, then the warrant agent will issue a unit warrant in physical form.

Anti-Takeover Effects of Nevada Law and Provisions of our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Stockholder Rights Agreement

Certain provisions of Nevada law and our amended and restated articles of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Classified Board.  Our amended and restated articles of incorporation provide that our Board is to be divided into three classes, as nearly equal in number as possible, with directors in each class serving three-year terms.  This provision may serve to delay or prevent an acquisition of us or a change in our management.

Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Special Meetings of the Stockholders. Our amended and restated bylaws provide that special meetings of the stockholders may be called by our Chairman of the Board or our President, acting pursuant to a resolution adopted by the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

No Cumulative Voting. Our amended and restated articles of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock.  The authorization of undesignated preferred stock in our amended and restated articles of incorporation makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.  These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These laws provide generally that any person that acquires 20% or more of the outstanding voting shares of certain Nevada corporations in the secondary public or private market must follow certain formalities before such acquisition or they may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  These laws will apply to us if we have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless our amended and restated articles of incorporation or amended and restated bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise.  These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors.  Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.  These laws may have a chilling effect on certain transactions if our amended and restated articles of incorporation or amended and restated bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada law also provides that if a person is the “beneficial owner” of 10% or more of the voting power of certain Nevada corporations, such person is an “interested stockholder” and may not engage in any “combination” with the corporation for a period of three years from the date such person first became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder.  Another exception to this prohibition is if the combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder at a meeting, no earlier than three years after the date that the person first became an interested stockholder.  These laws generally apply to Nevada corporations with 200 or more stockholders of record, but a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws.  We have not made such an election in our amended and restated articles of incorporation.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interest of, the corporation.  Further, our amended and restated articles of incorporation permit our Board, when evaluating a tender offer or a third-party offer relating to a merger or consolidation of the Company or the acquisition of all or substantially all of our assets, to give due consideration to all relevant factors in exercising its judgment in determining what is in the best interest of the Company and its stockholders.

Stockholder Rights Agreement.  We have a stockholder rights agreement designed to protect our stockholders from coercive or unfair takeover tactics. Under the plan, we declared a dividend of one preferred stock purchase right for each share of common stock outstanding on April 1, 2011. In addition, one Right will automatically attach to each share of common stock issued after the Record Date.  Each Right entitles the holder to purchase from us 1/10,000th of a share of Series D Junior Participating Cumulative Preferred Stock, par value $0.001 per share, for $20.00. In the event any acquiring entity or group, other than one existing stockholder as described in the plan, accumulates or initiates a tender offer to purchase 15% or more of our common stock, then each holder of a preferred stock purchase right, other than the acquiring entity and its affiliates, will have the right to receive, upon exercise of the Right, shares of our common stock or shares in the acquiring entity having a value equal to two times the exercise price of the Right. See “Description of Capital Stock – Stockholder Rights Agreement” for a further description of the plan.

The NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the trading symbol “APRI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, the shares of common stock will be distributed to those warrant holders who surrender their public warrant certificate, together with the payment of the exercise price, to our warrant agent, Wells Fargo Shareowner Services. If less than all of the public warrants evidenced by a public warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

Since closing of the sale of Units, as previously described, and through April 26, 2011, we received total proceeds of $2,148,124 and issued 947,145 shares of common stock from the exercise of warrants.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries as of December 31, 2010 and for the year then ended incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by EisnerAmper LLP (“EisnerAmper”), an independent registered public accounting firm, as stated in their report incorporated by reference and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

On August 16, 2010, we were notified that Amper, Politziner & Mattia LLP (“Amper”) had combined its practice with that of Eisner LLP and the name of the combined practice operates under the name EisnerAmper.

The consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries as of December 31, 2009 and for the years ended December 31, 2009 and 2008 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Amper, an independent registered public accounting firm, as stated in their report incorporated by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act, as amended, with respect to the shares of common stock we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

  1.   Our Annual Report on Form 10-K for the year ended December 31, 2010;

  2.   Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2011;

  3.   Our Current Reports on Form 8-K filed with the SEC on March 24, 2011; and

   4.   The description of our common stock contained in our registration statement on Form S-1 (File No. 333-169132) filed with the SEC on August 31, 2010, including any amendment or report filed for the purpose of updating such description.

          Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Apricus Biosciences, Inc., 6330 Nancy Ridge Drive, Suite 103, San Diego, CA 92121, (858) 866-0482. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses payable by us in connection with this offering are as follows:

Amount
Securities and Exchange Commission registration fee	$1,537
Financial Industry Regulatory Authority, Inc. fee	$1,917
Accountants’ fees and expenses	$25,000
Legal fees and expenses	$150,000
Transfer Agent’s fees and expenses	$5,200
Printing and engraving expenses	$25,000
Miscellaneous	$41,346
Total Expenses	$250,000

All expenses are estimated except for the Securities and Exchange Commission fee and the Financial Industry Regulatory Authority, Inc. fee.

Item 15.  Indemnification of Directors and Officers.

Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation and our Second Amended and Restated By-Laws as against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time. Our Second Amended and Restated By-Laws contain provisions that implement the indemnification provisions of our Amended and Restated Articles of Incorporation.

Pursuant to Article X of our Amended and Restated Articles of Incorporation, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. This Article X also says that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. Pursuant to Section 8.1 of our Amended and Restated By-Laws, no officer or director shall be personally liable for any obligations arising out of any of his or her acts or conduct performed for or on our behalf. Nevada Revised Statutes Section 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Pursuant to Article XI of our Amended and Restated Articles of Incorporation, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys’ fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

Article XI of our Amended and Restated Articles of Incorporation also provides that we shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by us of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.

      Section 8.1 of our Second Amended and Restated By-Laws requires us to indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by any reason of his or her having been a director or officer or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. We, our directors, officers, employees and agents shall be fully indemnified in taking any action or making any payment or in refusing to do so in reasonable reliance upon the advice of counsel.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination of indemnification must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

We also maintain directors and officers liability insurance with Carolina Casualty Insurance Company and RSUI Indemnity Company with total liability limits of $10,000,000 per occurrence and in the aggregate. With some exceptions (fraud and Section 16(b) violations, for example) this coverage extends to most securities law claims.

Item 16.  Exhibits.

See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3  to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on this 29th day of April, 2011.

APRICUS BIOSCIENCES, INC.

By:	/s/ Bassam B. Damaj
	Name:	Bassam B. Damaj
	Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-3  has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

		Chairman, President and Chief Executive Officer and (Principal Executive Officer)	April 29, 2011
/s/ Bassam B. Damaj
Bassam B. Damaj, Ph.D.

		Chief Financial Officer (Principal Financial	April 29, 2011
	/s/ Mark Westgate	Officer and Principal Accounting Officer)
Mark Westgate

April 29, 2011
	*	Director
Roberto Crea

April 29, 2011
	*	Director
Henry J. Esber

April 29, 2011
	*	Director
Deirdre Y. Gillespie

April 29, 2011
	*	Director
Leonard A. Oppenheim

April 29, 2011
	*	Director
Russell Ray

* By:	/s/ Mark Westgate
Mark Westgate
(Attorney-in-fact)

EXHIBIT LIST

EXHIBITS NO.	DESCRIPTION

1.1
Sales Agreement, dated as of April 21, 2010, by and between the Company and Brinson Patrick Securities Corporation (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K, filed on April 21, 2010).

2.1
Agreement and Plan of Merger by and among the Company, BQ Acquisition Corp., Bio-Quant, Inc., and certain other parties listed therein, dated as of November 20, 2009 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2009).

4.1
Form of Common Stock Certificate (incorporated herein by reference to Exhibit 3.1 filed with the Company’s Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997).

4.2
Form of Warrant, dated November 30, 2006 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2006).

4.3
Form of Warrant, dated December 20, 2006 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2006).

4.4
Amendment No. 1 to Rights Agreement, dated as of January 16, 2007 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 22, 2007).

4.5
Form of Warrant, dated October 26, 2007 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2007).

4.6	Form of Warrant (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 29, 2008).

4.7	Amendment No. 2 to Rights Agreement dated as of December 8, 2009 (incorporated herein by reference to Exhibit 4.1 filed with the Company’s Form 8-K filed on December 10, 2009).
4.8	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-169132), filed on September 28, 2010).
4.9	Form of Warrant (incorporated by reference to Exhibit 4.6 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-169132), filed on September 28, 2010).

4.10	Form of Warrant Certificate (incorporated by reference to Exhibit 4.7 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-169132), filed on September 28, 2010).
5.1
Opinion of Brownstein Hyatt Farber Schreck, LLP (incorporated by reference to Exhibit 5.1 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-169132), filed on September 28, 2010)

23.1	Consent of Amper, Politziner & Mattia, LLP, independent registered public accounting firm.

23.2	Consent of EisnerAmper LLP, independent registered public accounting firm.
23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed).

+
Portions of this exhibit have been omitted pursuant to a request for confidential treatment with the Securities and Exchange Commission. Such portions have been filed separately with the Securities and Exchange Commission.